                                                              EXHIBIT 99.2(k)(1)

                  FORM OF TRANSFER AGENCY SERVICES AGREEMENT
                  ------------------------------------------


     THIS AGREEMENT is made as of ________, 1998 by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), and CONSECO STRATEGIC INCOME FUND, a Massachusetts business trust (the "Fund").

                             W I T N E S S E T H:

     WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PNC to serve as transfer agent, registrar and dividend disbursing agent to the Fund and PNC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.    Definitions.  As Used in this Agreement:
           ---------------------------------------

            (a)  "1933 Act" means the Securities Act of 1933, as amended.
                 ----------

            (b)  "1934 Act" means the Securities Exchange Act of 1934, as
                 ----------
                 amended.

            (c)  "Authorized Person" means any officer of the Fund and any other
                 -------------------
person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.


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

            (d)  "CEA" means the Commodities Exchange Act, as amended.
                 -----

            (e)  "Oral Instructions" mean oral instructions received by PNC from
                 -------------------
an Authorized Person or from a person reasonably believed by PNC to be an Authorized Person.

            (f)  "SEC"  means the Securities and Exchange Commission.
                 -----

            (g)  "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act
                 -----------------
and the CEA.

            (h)  "Shares"  mean the shares of  beneficial interest in the Fund.
                 --------

            (i)  "Written Instructions" mean written instructions signed by an
                 ----------------------
Authorized Person and received by PNC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2.     Appointment. The Fund hereby appoints PNC to serve as transfer
            -----------
agent, registrar and dividend disbursing agent to the Fund in accordance with the terms set forth in this Agreement. PNC accepts such appointment and agrees to furnish such services.

     3.     Delivery of Documents.  The Fund has provided or, where applicable,
            ---------------------
will provide PNC with the following:

            (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PNC or its affiliates to provide services to the Fund and approving this Agreement;

            (b) A copy of the Fund's Registration Statement on Form N-2 under the 1933 Act and the 1940 Act filed with the SEC;

            (c) A copy of the Fund's investment management and administration agreement;

            (d)  A copy of the Fund's underwriting agreement; and

            (e) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.


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

     4.   Compliance with Rules and Regulations.  PNC undertakes to comply with
          -------------------------------------
all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC hereunder. Except as specifically set forth herein, PNC assumes no responsibility for such compliance by the Fund.

     5.   Instructions.
          ------------

          (a) Unless otherwise provided in this Agreement, PNC shall act only upon Oral Instructions and Written Instructions.

          (b) PNC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC to be an officer of the Fund or one of the persons listed on the Authorized Persons Appendix attached hereto (as the same may be amended)) pursuant to this Agreement. PNC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PNC receives Written Instructions to the contrary.

          (c) The Fund agrees to forward to PNC Written Instructions confirming Oral Instructions so that PNC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PNC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PNC's actions comply with the other provisions of this Agreement.

     6.   Right to Receive Advice.
          -----------------------

          (a) Advice of the Fund.  If PNC is in doubt as to any action it should
              ------------------
or should not take, PNC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

          (b) Advice of Counsel.  If PNC shall be in doubt as to any question of
              -----------------
law pertaining to any action it should or should not take, PNC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PNC, at the option of PNC).

          (c) Conflicting Advice.  In the event of a conflict between
              ------------------
directions, advice or Oral Instructions or Written Instructions PNC receives from the Fund, and the advice it receives from counsel, PNC may rely upon and follow the advice of counsel. In the event PNC so relies on the advice of counsel, PNC remains liable for any action or omission on the part of PNC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC of any duties, obligations or responsibilities set forth in this Agreement.

          (d) Protection of PNC.  PNC shall be protected in any action it takes
              -----------------
or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PNC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC (i) to seek such directions, advice or Oral

Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC's properly taking or not taking such action. Nothing in this subsection shall excuse PNC when an action or omission on the part of PNC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC of any duties, obligations or responsibilities set forth in this Agreement.

     7.  Records; Visits. The books and records pertaining to the Fund, which
         ---------------
are in the possession or under the control of PNC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PNC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC to the Fund or to an Authorized Person, at the Fund's expense.

     8.  Confidentiality.  PNC agrees to keep confidential all records of the
         ---------------
Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PNC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9.  Cooperation with Accountants.  PNC shall cooperate with the Fund's
         ----------------------------
independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

     10.  Disaster Recovery.  PNC shall enter into and shall maintain in effect
          -----------------
with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PNC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

     11.  Compensation.  As compensation for services rendered by PNC during the
          ------------
term of this Agreement, the Fund will pay to PNC a fee or fees as may be agreed to from time to time in writing by the Fund and PNC.

     12.  Indemnification.  (a)  The Fund agrees to indemnify and hold harmless
          ---------------
PNC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PNC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PNC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PNC's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations.

     (b) In order that the indemnification provisions contained in this Section 12 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify PNC, PNC shall promptly notify the fund of such assertion, and shall keep the Fund advised with respect to all material developments concerning such claim. The Fund shall have the option to participate with PNC in the defense of such claim. Neither party shall confess any claim or make any compromise in any case to which the indemnification provided for in this Section 12 attaches except with the other party's prior written consent.

     13.  Responsibility of PNC.
          ---------------------

          (a) PNC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC in writing. PNC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PNC shall be liable for any damages arising out of PNC's failure to perform its duties under this Agreement to the extent such damages arise out of PNC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

          (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PNC shall not be liable for losses beyond its control, provided that PNC has acted in accordance with the standard of care set forth above; and (ii) PNC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PNC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC or its affiliates.

     14.  Description of Services
          -----------------------

          (a)       Services Provided on an Ongoing Basis by PNC to the Fund.

               (i)   Maintain proper shareholder registrations;

              (ii) Prepare and certify stockholder lists in conjunction with proxy solicitations;

             (iii)   Countersign certificates of stock;

              (iv) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

               (v)   Provide periodic shareholder lists and statistics;

              (vi)   Mailing of year-end tax information; and

             (vii) Periodic mailing of shareholder account information and Fund financial reports.


          (b)       Cancellation and Reissuance of Shares.  Upon receipt of
                    -------------------------------------
appropriate
notification of cancellation and reissuance, PNC shall cancel, reissue and credit the account of the investor or other recordholder with Shares in accordance with standard industry practice.

          (c)  Dividends and Distributions. PNC must receive a resolution of the
               ---------------------------
Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions. Upon receipt of the resolution, PNC shall issue the dividends and distributions in cash, or, if the resolution so provides, pay such dividends and distributions in Shares. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations.
The Fund's shareholders shall receive tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation.

     Pursuant to Written Instructions, PNC may arrange for the direct payment of cash dividends and distributions to shareholders by the Fund's custodian, instead of PNC Bank disbursing such funds to the shareholder after receipt from the Fund's custodian.

     PNC shall maintain and file with the United States Internal Revenue Service and other appropriate taxing authorities reports relating to all dividends above a stipulated amount (currently $10.00 accumulated yearly dividends) paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

     In accordance with the Prospectus and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, PNC and the Fund's Custodian, PNC shall process applications from Shareholders relating to the Fund's Dividend Reinvestment Plan ("Dividend Reinvestment Plan") and will effect purchases of Shares in connection with the

Dividend Reinvestment Plan.

          (d)       Communications to Shareholders. Upon timely written
                    ------------------------------
instructions, PNC shall mail all communications by the Fund to its shareholders, including:

                 (i)   Reports to shareholders;

                (ii)   Confirmations of purchases and sales of fund shares;

               (iii)   Monthly or quarterly statements;

                (iv)   Dividend and distribution notices;

                 (v)   Proxy material; and

                (vi)   Tax form information.


                    PNC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

          (e)       Records. PNC shall maintain records of the accounts for each
                    -------
shareholder showing the following information:

                 (i) Name, address and United States Tax Identification or Social Security number;

                (ii) Number and class of shares held and number and class of shares for which certificates, if any, have been issued, including certificate numbers and denominations;

               (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                (iv) Any stop or restraining order placed against a shareholder's account;

                 (v) Any correspondence relating to the current maintenance of a shareholder's account;

                (vi)   Information with respect to withholdings; and

               (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.


          (f)       Lost or Stolen Certificates.  PNC shall place a stop notice
                    ---------------------------
against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation.

          A new certificate shall be registered and issued upon:

               (i) Shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PNC Bank; and

               (ii) Completion of a release and indemnification agreement signed by the shareholder to protect the Fund and PNC.


          (g)  Shareholder Inspection of Stock Records.  Upon requests from Fund
               ---------------------------------------
shareholders to inspect stock records, PNC will notify the Fund and require instructions granting or denying each such request.

     Unless PNC has acted contrary to the Fund's instructions, the Fund agrees to release PNC from any liability for refusal of permission for a particular shareholder to inspect the Fund's shareholder records.

          (h)  (IF APPLICABLE) Withdrawal of Shares and Cancellation of
               --------------------------------------------------------
Certificates.  Upon receipt of Written Instructions, PNC shall cancel
------------
outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

     15.  Duration and Termination.  This Agreement shall be effective on the
          ------------------------
date first above written and shall continue in effect for an initial period of two (2) years (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms"); provided, however, that this Agreement may be terminated (i) on its anniversary date or (ii) on the date that is six (6) months from the anniversary date by either party without penalty upon written notice given to the other party 90 days in advance of the termination date.

          During either the Initial Term or the Renewal Terms, this Agreement may also be terminated on an earlier date by the Fund or PNC for cause.

          With respect to the Fund, cause shall mean PNC's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Paragraph, PNC must receive written notice from the Fund specifying the material breach and PNC shall not have corrected such breach within a 30-day period.

          With respect to PNC, cause includes, but is not limited to, the failure of the Fund to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement after it has received written notice from PNC specifying the amount due and the Fund shall not have paid that amount within a 30-day period.

          Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice. Upon the termination hereof, the Fund shall pay to PNC such compensation as may be due for the period prior to the date of such termination. Any termination effected shall not affect the rights and obligations of the parties under Paragraphs 12 and 13 hereof.

     16.  Notices.  All notices and other communications, including Written
          -------
Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PNC, c/o PFPC Inc. at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at 11825 N. Pennsylvania Street, Carmel, Indiana 46032 , Attn: William P. Latimer or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

     17.  Limitation of Liability of Trustees and Shareholders.  A copy of the
          ----------------------------------------------------
Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund's Trustees as Trustees under the Declaration of Trust and not individually. PNC acknowledges and agrees that the obligations of the Fund hereunder are not personally binding upon any of the Trustees or shareholders of the Fund but are binding only upon property of the Fund.

     18.  Amendments.  This Agreement, or any term thereof, may be changed or
          ----------
waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     19.  Year 2000.  PNC is in the process of undertaking such modifications as
          ---------
may appear to be reasonably necessary to enable its computer system to process date-related data on and after January 1, 2000 with respect to the services provided hereunder. PNC will provide periodic reports to the Fund regarding the status of its Year 2000 preparedness program.

     20.  Registration as a Transfer Agent.  PNC represents that it is currently
          --------------------------------
registered with the appropriate regulatory agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. PNC agrees that it will promptly notify the Fund in the event that it is no longer so registered as a transfer agent.

     21.  Delegation; Assignment.  PNC may assign its rights and delegate its
          ----------------------
duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association PNC Bank Corp., or PFPC Inc. provided that (i) PNC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) is registered under the 1934 Act to act as a transfer agent; (iii) the delegate (or assignee) agrees with PNC and the Fund to comply with all relevant provisions of the 1940 Act; and (iv) PNC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     22.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     23.  Further Actions.  Each party agrees to perform such further acts and
          ---------------
execute such further documents as are necessary to effectuate the purposes hereof.

     24.  Miscellaneous.
          -------------

          (a)  Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

          (b)  Captions.  The captions in this Agreement are included for
               --------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c)  Governing Law.  This Agreement shall be deemed to be a contract
               -------------
made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d)  Partial Invalidity.  If any provision of this Agreement shall be
               ------------------
held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f)  Facsimile Signatures.  The facsimile signature of any party to
               --------------------
this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                             PNC BANK, NATIONAL ASSOCIATION


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             CONSECO STRATEGIC INCOME FUND


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                          AUTHORIZED PERSONS APPENDIX



Name (Type)                                  Signature


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                                      17